Exhibit 99.1

Evine Live Inc. Reports Fourth Quarter and Full Year 2018 Results and Announces Formal Review of Strategic Alternatives to Enhance Shareholder Value

MINNEAPOLIS, MN – March 27, 2019 – Evine Live Inc. (“Evine”) (NASDAQ: EVLV) today announced results for the fourth quarter and full year ended February 2, 2019. In addition, the Company announced it is reviewing strategic alternatives to enhance shareholder value.

Fiscal Year 2018 Fourth Quarter Financial Summary

•	Net sales of $157.6 million decreased 11.9% compared to the comparable 13-week period from last year.
•	Gross profit margin of 29.5% decreased 430 basis points year-over-year.
•	Net loss of $10.0 million, compared to net income of $6.4 million in the prior year.
•	Adjusted EBITDA of ($5.4) million, compared to $7.7 million in the prior year.
•	EPS of ($0.15) compared to $0.10 in the prior year.
•	Total liquidity of $36 million at year end, consisting of unrestricted cash of approximately $20 million and $16 million of availability on the Company’s revolving credit facility
•	Inventory of $65 million decreased 5% compared to the end of fiscal 2017
•	Net debt of $50.9 million, compared to $50.0 million at the end of fiscal 2017

Fiscal Year 2018 Operating Highlights

•	Successfully launched Serious Skincare, a long-standing and innovative beauty brand co-founded by Jennifer Flavin-Stallone
•	Added new brands and product lines to enhance our brand portfolio, such as Nutritionary, Ron White, Karl Lagerfeld, Nygard, Ready to Wear Beauty, among others
•	Announced a collaboration with the iconic Jane Fonda, where Evine will develop an exclusive and comprehensive lifestyle brand
•	Gained traction towards enhanced programming and attracting new brands with the launch of our new Los Angeles office and studio
•	Launched 3rd Party Logistics division to maximize the value of our fulfillment center assets and provide a new revenue stream.
•	Grew our subscription business by 29% driven by our Beauty & Wellness category

Review of Strategic Alternatives

The company today announced that its Board of Directors initiated a process to review strategic alternatives to enhance shareholder value which could include a potential sale or strategic partnership. The Company has retained Guggenheim Securities as its financial advisor.

Executive Commentary – Bob Rosenblatt, CEO

“We had a strong first half of 2018 that saw both top-line and bottom-line growth. This followed two years of substantial progress, including stabilizing the business, improving the balance sheet and building a strong team and culture. That’s what makes the results over the last two quarters so disappointing. We are confident in our strategy and committed to our plan, and we are focused on reversing the recent trends, which we believe to be short-term. Maximizing shareholder value remains our top priority. Due to increased interest in our direct to consumer platform, as well as inquiries regarding our expertise in video commerce, product development and 3rd party logistics, we saw an opportunity to explore strategic options. Video commerce is more relevant today than when we started on this journey three years ago. We believe that there is strong interest in our brand, in our access to over 87 million homes and in our proficiency in producing video and digital content that tells the story behind brands and products. As we progress through this process, including reviewing a comprehensive list of ways to enhance shareholder value, we remain focused on growing our business, and are confident, that despite our recent financial trends, we are on the right path.”

SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average selling price and EPS)

	Q4 2018 2/2/2019	Q4 2017 2/3/2018	Change		YTD 2018 2/2/2019	YTD 2017 2/3/2018	Change

Net Sales	$157.6	$192.7	(18.2%)		$596.6	$648.2	(8.0%)

Normalized Net Sales*	$157.6	$179.0	(11.9%)		$596.6	$634.5	(6.0%)

Gross Margin %	29.5%	33.8%	(430	bps)	34.7%	36.3%	(160	bps)

Adjusted EBITDA	$(5.4)	$7.7	N/A		$(2.4)	$18.0	N/A

Net Income (Loss)	$(10.0)	$6.4	N/A		$(22.2)	$0.1	N/A

EPS	$(0.15)	$0.10	N/A		$(0.34)	$0.00	N/A

Net Shipped Units (000s)	2,408	3,052	(21%)		9,235	10,397	(11%)
Average Selling Price (ASP)	$60	$57	5%		$58	$56	4%
Return Rate %	18.4%	19.0%	(60	bps)	19.0%	19.0%	0	bps
Digital Net Sales %	54.9%	54.4%	50	bps	53.1%	51.9%	120	bps
Total Customers - 12 Month Rolling (000s)	1,205	1,295	(7%)		N/A	N/A	N/A

% of Net Merchandise Sales by Category
Jewelry & Watches	36%	37%			39%	39%
Home & Consumer Electronics	33%	31%			25%	26%
Beauty & Wellness	17%	19%			19%	17%
Fashion & Accessories	14%	13%			17%	18%
Total	100%	100%			100%	100%

* Normalized Q4 and Full Year 2017 net sales based on a comparable 13-week and 52-week basis

Fourth Quarter 2018 Results

•	Subscription sales increased 28% and continue to help the Beauty & Wellness category be one of the top performers.
•	Digital net sales as a percentage of total net sales increased 50 basis points to 54.9% and mobile sales as a percentage of digital sales increased 490 bps to 55.7%, reflecting our continued focus on making the customer experience seamless across all platforms.
•	The return rate for the quarter was 18.4%; a decrease of 60 basis points year-over-year driven by decreases in our Jewelry & Watches Category.
•	Gross profit margin was 29.5%, a decrease of 430 bps year-over-year reflecting overall softness in the business and a concerted effort to reduce inventory levels
•	Average selling price increased 5% to $60 driven by increases in our Jewelry & Watches, Beauty & Wellness and Home & Consumer Electronics categories.
•	Operating expenses decreased 7.8% or approximately $4.7 million year-over-year to $55.7 million, reflecting reductions in distribution and selling expenses as a result of lower variable expenses commensurate with a decline in volume and a reduction in content distribution expenses.

Full Year 2018 Results

•	The top performing category during the year was Beauty and Wellness, which grew 1% year-over-year, reflecting strength in the subscription business.

•	Digital net sales as a percentage of total net sales increased 120 basis points to 53.1% and mobile sales as a percentage of digital sales increased 410 bps to 54.0%
•	Return rate for the year was 19.0%, flat to the prior year.

•	Gross profit margin was 34.7%, a decrease of 160 bps. The decrease was driven by the softer than expected sales in the back half of the year driven by the loss of a key brand and the delayed launch of Serious Skin Care that contributed to an over-rotation of other brands.
•	Average selling price increased 4% to $58 driven by increases in our Jewelry & Watches, Beauty & Wellness and Home & Consumer Electronics categories.
•	Operating expenses decreased 2.8% or approximately $6.4 million year-over-year to $225.5 million, reflecting reductions in distribution and selling expenses as a result of lower variable expenses commensurate with a decline in volume and a reduction in content distribution expenses.

Liquidity and Capital Resources

As of February 2, 2019, total unrestricted cash was $20.5 million, compared to $23.9 million at the end of the fourth quarter of fiscal 2017. The Company also had an additional $15.7 million of unused availability on its revolving credit facility, which gives the Company total liquidity of $36.2 million as of the end of the fourth quarter.

Impact of 53rd Week in Fiscal 2017

Because Evine follows a 4-5-4 retail calendar, every five to six years the Company has an extra week of operations, and this occurred in fiscal 2017. Therefore, Q4 2017 and full year 2017 have 14 and 53 weeks, respectively, as compared to the same periods in fiscal 2018 of 13 and 52 weeks. Q4 2017 results on a 13-week basis were calculated by excluding discrete items and then dividing actual Q4 2017 results by 14 and by multiplying the quotients by 13.

Outlook

For First Quarter 2019 – We expect sales for the quarter of $134.5 million to $137.5 million. This would result in a sales decline of (12%) to (14%) compared to last year. We expect Adjusted EBITDA to be in the ($5.5) to ($7.0) million range.(1) This compares to $3.3 million last year.

Conference Call

As previously announced on March 6, 2019, a conference call and webcast to discuss the Company's fourth quarter earnings will be held later this morning at 8:30 a.m. Eastern Time on Wednesday, March 27, 2019. Hosting the call will be Bob Rosenblatt, CEO, Diana Purcel, CFO and Michael Porter, VP of Finance and Investor Relations:

WEBCAST LINK: https://event.on24.com/wcc/r/1897238/B90FA1DE3B0F0D8D037BD4B340AA3A7A

TELEPHONE: 1-877-407-9039 (domestic) or 1-201-689-8470 (international)

Please visit www.evine.com/ir for more investor information and to review an updated investor deck.

About Evine Live Inc.

Evine Live Inc. (NASDAQ:EVLV) operates Evine, a multiplatform interactive digital commerce company that offers a mix of proprietary, exclusive and name brands directly to consumers in an engaging and informative shopping experience via television, online and mobile. Evine reaches more than 87 million television homes with entertaining content in a comprehensive digital shopping experience offered 24 hours a day.

Please visit www.evine.com/ir for more investor information.

Contacts

Media:
Jordan Titus
press@evine.com
(952) 943-6580

Investors:
Michael Porter
mporter@evine.com
(952) 943-6517

(1)	In accordance with SEC Guidance for Item 10(e)(1)(i)(A) of Regulation S-K, we have not provided a reconciliation of our expected Adjusted EBITDA range to expected net income range in this press release due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which certain GAAP to non-GAAP adjustments may be recognized. These adjustments may include the impact of such items as loss on debt extinguishment, gain on sale of assets, executive and management transition costs, business development and expansion costs, restructuring charges, the effect of other certain one-time items, and the income tax effect of such items. We are unable to quantify these types of adjustments that would be required to be included in the GAAP measure without unreasonable efforts. In addition, we believe such a reconciliation would imply a degree of precision on inherently unpredictable events in our outlook that could be confusing to investors.

EVINE Live Inc.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	February 2,	February 3,
	2019	2018
	(Unaudited)

ASSETS
Current assets:
Cash	$20,485	$23,940
Restricted cash equivalents	450	450
Accounts receivable, net	81,763	96,559
Inventories	65,272	68,811
Prepaid expenses and other	9,053	5,344
Total current assets	177,023	195,104
Property and equipment, net	51,118	52,048
Other assets	1,846	2,106
Total Assets	$229,987	$249,258

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$56,157	$55,614
Accrued liabilities	37,374	35,646
Current portion of long term credit facilities	2,488	2,326
Deferred revenue	35	35
Total current liabilities	96,054	93,621

Other long term liabilities	50	68
Long term credit facilities	68,932	71,573
Total liabilities	165,036	165,262

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock, $.01 par value, 99,600,000 shares authorized;
67,919,349 and 65,290,458 shares issued and outstanding	679	653
Additional paid-in capital	442,197	439,111
Accumulated deficit	(377,925)	(355,768)
Total shareholders' equity	64,951	83,996
Total Liabilities and Shareholders' Equity	$229,987	$249,258

 EVINE Live Inc.

 AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

 (In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Twelve-Month Periods Ended

	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018
Net sales	$157,619	$192,716	$596,637	$648,220
Cost of sales	111,052	127,664	389,790	413,108
Gross profit	46,567	65,052	206,847	235,112
Margin %	29.5%	33.8%	34.7%	36.3%
Operating expense:
Distribution and selling	47,744	53,566	191,917	199,484
General and administrative	6,429	5,656	25,883	24,442
Depreciation and amortization	1,562	1,579	6,243	6,370
Executive and management transition costs	661	174	2,093	2,145
Gain on sale of television station	(665)	(551)	(665)	(551)
Total operating expense	55,731	60,424	225,471	231,890
Operating income (loss)	(9,164)	4,628	(18,624)	3,222

Other income (expense):
Interest income	6	7	34	17
Interest expense	(811)	(1,118)	(3,502)	(5,084)
Loss on debt extinguishment	-	(323)	-	(1,457)
Total other expense, net	(805)	(1,434)	(3,468)	(6,524)

Loss before income taxes	(9,969)	3,194	(22,092)	(3,302)

Income tax benefit (provision)	(5)	3,239	(65)	3,445

Net loss	$(9,974)	$6,433	$(22,157)	$143

Net loss per common share	$(0.15)	$0.10	$(0.34)	$0.00

Net loss per common share
---assuming dilution	$(0.15)	$0.10	$(0.34)	$0.00

Weighted average number of
common shares outstanding:
Basic	66,570,922	65,279,081	66,073,206	63,870,046
Diluted	66,570,922	65,672,095	66,073,206	63,968,299

EVINE Live Inc.

AND SUBSIDIARIES

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Periods Ended		For the Twelve-Month Periods Ended

	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018

Net income (loss)	$(9,974)	$6,433	$(22,157)	$143
Adjustments:
Depreciation and amortization	2,497	2,597	10,164	10,307
Interest income	(6)	(7)	(34)	(17)
Interest expense	811	1,118	3,502	5,084
Income taxes	5	(3,239)	65	(3,445)
EBITDA (as defined)	$(6,667)	$6,902	$(8,460)	$12,072

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(6,667)	$6,902	$(8,460)	$12,072
Adjustments:
Executive and management transition costs	661	174	2,093	2,145
Contract termination costs	-	-	753	-
Loss on debt extinguishment	-	323	-	1,457
Business development and expansion costs	401	-	796	-
Gain on sale of television station	(665)	(551)	(665)	(551)
Non-cash share-based compensation expense	884	831	3,064	2,888
Adjusted EBITDA	$(5,386)	$7,679	$(2,419)	$18,011

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; business development and expansion costs; loss on debt extinguishment; contract termination costs; gain on sale of television station and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in our EBITDA reconciliation in order to adequately assess the operating performance of our television and online businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding guidance, industry prospects, our strategic alternatives process and any potential outcome from that process or future results of operations or financial position are forward-looking. We often use words such as anticipates, believes, estimates, expects, intends, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; customer acceptance of our branding strategy and our repositioning as a video commerce company; our ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from our programming; disruptions in our distribution of our network broadcast to our customers; our ability to protect our intellectual property rights; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in our most recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.